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                                                                     EXHIBIT 1.1
                         JCP MASTER CREDIT CARD TRUST

                             JCP RECEIVABLES, INC.

                          J. C. PENNEY COMPANY, INC.

                            UNDERWRITING AGREEMENT

                               November 19, 1998


CREDIT SUISSE FIRST BOSTON CORPORATION
As Representative of the Underwriters
 named in Schedule A hereto
     Eleven Madison Avenue
     New York, New York  10010


Dear Sirs:

     1. Introductory. JCP Receivables, Inc., a Delaware corporation ("JCPR"), proposes to sell $650,000,000 aggregate principal amount of 5.50% Class A Asset Backed Certificates, Series E (the "Certificates") issued by JCP Master Credit Card Trust (the "Trust"). The Certificates will be issued pursuant to a Master Pooling and Servicing Agreement among JCPR, J. C. Penney Company, Inc., as servicer ("JCPenney"), and The Fuji Bank and Trust Company, as trustee (the "Trustee"), dated as of September 5, 1988, as amended as of October 15, 1997, as supplemented by the Series E Supplement with respect to the Certificates (together, the "Pooling and Servicing Agreement") (references to the Pooling and Servicing Agreement herein may, as the context requires, include all supplements thereto, including the Series E Supplement). $71,341,463 aggregate principal amount of Class B Investor Interest, Series E (the "Class B Investor Interest") and $71,341,463 aggregate principal amount of Class C Investor Interest, Series E (the "Class C Investor Interest") will also be issued pursuant to the Pooling and Servicing Agreement. The Class B Investor Interest and the Class C Investor Interest are expected to be initially retained by JCPR. JCPR has entered into a Receivables Purchase Agreement with JCPenney, as seller of the Receivables, dated as of September 5,

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1988, as amended as of October 15, 1997 (together with any supplements thereto, the "Receivables Purchase Agreement"), which provides for the sale of Receivables (as defined below) by JCPenney to JCPR. Each Certificate will represent a specified percentage Undivided Interest in the Trust. To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

        JCPR and JCPenney agree with Credit Suisse First Boston Corporation, as representative (the "Representative") of the underwriters named in Schedule A hereto (the "Underwriters") as follows:

     2. Representations and Warranties of JCPR. JCPR represents and warrants to, and agrees with, the Underwriters that:

        (a) A registration statement on Form S-1 (Registration No. 333-64649) relating to the Certificates, including a form of prospectus, has been filed with, and has been declared effective by, the Securities and Exchange Commission (the "Commission"). If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A ("Rule 430A") under the Securities Act of 1933, as amended (the "Act"), is hereinafter referred to as the "Registration Statement," and the form of prospectus relating to the Certificates, as filed pursuant to paragraph (1) or
(4) of Rule 424(b) ("Rule 424(b)") under the Act, is hereinafter referred to as the "Prospectus."

        (b) On any Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act and the published rules and regulations of the Commission (the "Rules and Regulations"), and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of this Agreement, the Registration Statement and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) such documents will conform, in all material respects to the requirements of the Act and the Rules and

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Regulations, and none of such documents includes, and on the Closing Date (as defined below) the Prospectus will not include, any untrue statement of a material fact, or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from either of such documents based upon written information furnished to JCPR by the Underwriters for use therein.

        (c) Upon payment therefor as provided herein, the Certificates will have been duly authorized and (assuming their due authentication by the Trustee) will have been validly issued and will conform in all material respects to the description thereof in the Prospectus, and will be entitled to the benefits of the Pooling and Servicing Agreement.

        (d) The issue and sale of the Certificates and the compliance by JCPR with all of the provisions of the Certificates, the Pooling and Servicing Agreement, the Receivables Purchase Agreement and this Agreement will not conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Pooling and Servicing Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of JCPR, material to JCPR, pursuant to the terms of any indenture, loan agreement or other agreement or instrument for borrowed money to which JCPR is a party or by which JCPR may be bound or to which any of the property or assets of JCPR may be bound or to which any of the property or assets of JCPR, material to JCPR, is subject, nor will such action result in any material violation of the provisions of the Certificate of Incorporation, as amended, or Bylaws of JCPR or, to the best of JCPR's knowledge, any statute or any order, rule or regulation applicable to JCPR of any court or any Federal, state or other regulatory authority or other governmental body having jurisdiction over JCPR, and no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Certificates except as may be required under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and securities laws of the various states and other jurisdictions in which the Underwriters will offer and sell Certificates and except for the filing of any financing statement required to perfect the Trust's interest in the Receivables.

        (e) To the best of JCPR's knowledge, the compliance by JCPenney with all of the provisions of the Pooling and Servicing Agreement and the

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Receivables Purchase Agreement will not conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Pooling and Servicing Agreement and the Receivables Purchase Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of JCPenney or any subsidiary thereof, material to JCPenney and its subsidiaries (whether or not consolidated) considered as a whole, pursuant to the terms of any indenture, loan agreement or other agreement or, except as contemplated by the Receivables Purchase Agreement, instrument for borrowed money to which JCPenney, JCPR or any Affiliate thereof is a party or by which JCPenney, JCPR or any Affiliate thereof may be bound or to which any of the property or assets of JCPenney, JCPR or any Affiliate thereof may be bound or to which any of the property or assets of JCPenney, JCPR or any Affiliate thereof, material to JCPenney, JCPR or any Affiliate thereof (whether or not consolidated) considered as a whole, is subject, nor will such action result in any material violation of the provisions of the Restated Certificate of Incorporation or the Bylaws of JCPenney or, to the best of JCPR's knowledge, any statute or any order, rule or regulation applicable to JCPenney of any court or any Federal, state or other regulatory authority or other governmental body having jurisdiction over JCPenney.

        (f) The Principal Receivables conveyed by JCPR to the Trust under the Pooling and Servicing Agreement had an aggregate outstanding balance determined as of September 30, 1998 in accordance with the Pooling and Servicing Agreement of not less than $1,444,269,021.

        (g) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Trust is not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

     3. Purchase, Sale, Payment and Delivery of Certificates. On the basis of the representations, warranties and covenants herein contained, JCPR agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from JCPR the respective principal amounts of the Certificates set forth in Schedule A hereto opposite the names of the Underwriters. Such Certificates are to be purchased by the Underwriters at a purchase price of 99.093406% of the principal amount thereof plus accrued interest, if any, from November 25, 1998.

        JCPR will deliver the Certificates to the Representative against payment of the purchase price by wire transfer of immediately available funds to the

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account of JCPR at the office of JCPenney in Plano, Texas at 10:00 A.M., C.S.T., on November 25, 1998 or at such other time not later than seven full business days thereafter as the Representative and JCPR determine, such time being herein referred to as the "Closing Date." The Certificates so to be delivered shall be represented by one or more definitive certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company. JCPR shall make such definitive certificates representing the Certificates available for inspection by the Underwriters at least 24 hours prior to the Closing Date.

     4. Offering by Underwriters. It is understood that after the Registration Statement becomes effective the Underwriters propose to offer the Certificates for sale to the public (which may include selected dealers) as set forth in the Prospectus. The Underwriters may offer the Certificates to certain dealers at the price to public of 99.418406% of the principal amount thereof less concessions not in excess of .200% of the principal amount thereof. The Underwriters may allow, and such dealers may reallow, concessions not in excess of .125% of the principal amount of the Certificates.

     5. Covenants of JCPR and JCPenney. JCPR, and where specified, JCPenney, covenant with the Underwriters, with respect to the Certificates, that:

        (a) JCPR will file the Prospectus with the Commission pursuant to Rule 424(b) within the time periods specified by Rule 424(b) and Rule 430A; JCPR will advise you at least 24 hours prior to the filing of any amendment of or supplement to the Registration Statement or the Prospectus; and JCPR will advise you promptly of the effectiveness of any such amendment of or supplement to the Registration Statement or Prospectus, of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, of the receipt by JCPR of any notification with respect to the suspension of qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and of the institution by the Commission of any stop order proceeding in respect of the Registration Statement, and will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

        (b) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements

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therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or the Prospectus to comply with the Act, JCPR promptly will prepare and file with the Commission (subject to the provisions of paragraph (a) of this Section) an amendment or supplement which will correct such statement or omission or effect such compliance.

        (c) Not later than 90 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Trust during which the Closing Date occurs, JCPR will cause the Trust to make generally available to the Certificateholders an earnings statement or statements of the Trust covering such 12-month period which will satisfy the provisions of Section 11(a) of the Act.

        (d) JCPR will furnish to you copies of the Registration Statement (one of which, to be delivered to your counsel, will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request. JCPR will pay the expenses of printing or other production of all documents relating to the offering.

        (e) JCPR will use its best efforts to arrange for the qualification of the Certificates for sale and the determination of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative reasonably designates and will diligently endeavor to continue such qualifications in effect so long as required for the distribution of the Certificates; provided, however, that JCPR shall not be required to register or qualify, or to maintain qualification, as a foreign corporation nor, except as to matters and transactions relating to the offer or sale of the Certificates, consent to service of process generally in any state.

        (f) For a period from the date of this Agreement until the retirement of the Certificates, (i) JCPenney will furnish to you copies of each certificate and the annual statements of compliance relating to the Certificates delivered to the Trustee pursuant to Article III of the Pooling and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to Article III of the Pooling and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Trustee and (ii) on each Determination Date or as soon thereafter as practicable,

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JCPenney shall give notice substantially in the form of Schedule B hereto by telex or telecopy to you of the Pool Factor as of the related Record Date.

        (g) So long as any of the Certificates are outstanding, JCPR or JCPenney, as the case may be, will furnish you by first-class mail as soon as practicable, all documents (A) distributed, or caused to be distributed, by JCPR or JCPenney to the Certificateholders, (B) filed, or caused to be filed, by JCPR with the Commission pursuant to the Exchange Act, any order of the Commission thereunder or pursuant to a "no-action" letter from the staff of the Commission and (C) from time to time in the possession of JCPR or JCPenney concerning the Trust as you may reasonably request.

        (h) JCPR will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representative reasonably designates and the printing and memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, and for reasonable expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

        (i) To the extent, if any, that the rating provided with respect to the Certificates by Moody's Investors Service, Inc. ("Moody's") and/or Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") is conditional upon the furnishing of documents or the taking of any other action by JCPR, agreed upon on or prior to the Closing Date, JCPR shall furnish such documents and take any such other action.

        (j) JCPR will not offer, sell, contract to sell or otherwise dispose of any additional Series other than the Series represented by the Certificates, the Class B Investor Interest and the Class C Investor Interest without the prior written consent of the Underwriters, which shall not be unreasonably withheld, for a period of 15 days from the date of this Agreement.

     6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of JCPR herein, to the accuracy

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of the statements of officers of JCPR made pursuant to the provisions hereof, to the performance by JCPR and JCPenney of their obligations hereunder and to the following additional conditions precedent:

        (a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of JCPR or the Underwriters, shall be contemplated by the Commission.

        (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of JCPR, JCPenney or JCPenney Card Bank, National Association ("JCP Card Bank") which, in your reasonable judgment, materially impairs the investment quality of the Certificates; (ii) any downgrading in the rating of the debt securities of JCPR or JCPenney to below investment grade by Moody's or Standard & Poor's;
(iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, excluding any such suspension or limitation of trading resulting from the application of the "circuit breaker" rules of the New York Stock Exchange unless such rules shall have been applied on more than one day subsequent to the execution and delivery of this Agreement, or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by Federal, New York or Delaware authorities; or (v) the United States shall be engaged in hostilities which have resulted in a declaration of a national emergency or a declaration of war by Congress; any of which events set forth in clauses (i) through (v), in your reasonable judgment, renders it inadvisable to proceed with the public offering or the delivery of the Certificates.

        (c) The Underwriters shall have received an opinion of C. R. Lotter, General Counsel for JCPR and JCPenney, addressed to the Underwriters, dated the Closing Date and satisfactory in form to the Representative and counsel for the Underwriters to the effect that:

            (i) JCPR has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, has corporate power and authority to own its property, conduct its business as described in the Prospectus, enter into and perform its

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     obligations under this Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement and execute the Certificates and is duly qualified as a foreign corporation and in good standing in Texas, which is the only state in which JCPR currently conducts business. JCPR has full power and authority to authorize, issue and sell the Certificates as contemplated by this Agreement.

            (ii) This Agreement has been duly authorized, executed and delivered by JCPenney and JCPR and, assuming the due authorization, execution and delivery thereof by the Underwriters, constitutes a legal, valid and binding obligation of each of JCPenney and JCPR enforceable against each of JCPenney and JCPR in accordance with its terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles); provided, however, that such counsel need not express any opinion concerning the enforceability of the provisions in Section 7 of this Agreement concerning indemnification or contribution in respect of violations of Federal or state securities laws.

            (iii) The Receivables Purchase Agreement has been duly authorized, executed and delivered by JCPR and JCPenney and constitutes a legal, valid and binding obligation of each of JCPenney and JCPR enforceable against each of JCPenney and JCPR in accordance with its terms (subject, as to enforcement of remedies, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles).

            (iv) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by JCPR and JCPenney and, assuming that such agreement was duly authorized, executed and delivered by the Trustee, constitutes a legal, valid and binding obligation of each of JCPenney and JCPR enforceable against each of JCPenney and JCPR in accordance with its terms (subject, as to enforcement of remedies, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles).

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            (v)   The certificates representing the Certificates have been duly authorized and executed, and assuming due authentication thereof by the Trustee in accordance with the Pooling and Servicing Agreement, were validly issued to JCPR by the Trust, are entitled to the benefits of the Pooling and Servicing Agreement and are enforceable in accordance with their terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles). When such Certificates are delivered to the Underwriters by JCPR against payment therefor in accordance with this Agreement, the Underwriters will have, assuming that the Underwriters have no notice of any adverse claim, valid and marketable title thereto, free and clear of any liens, security interests or encumbrances.

            (vi) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the execution, delivery and performance by JCPR of this Agreement, the Pooling and Servicing Agreement or the Receivables Purchase Agreement, or in connection with the issuance by the Trust or sale by JCPR of the Certificates, except such as have been obtained under the Act and such as may be required under state blue sky laws and the filing of Uniform Commercial Code financing statements.

            (vii) The issue and sale of the Certificates and the execution and delivery of this Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement, and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof, will not result in a breach or violation of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over JCPR or the Trust or any of their property, the Certificate of Incorporation, as amended, or Bylaws of JCPR or to the best of such counsel's knowledge, any agreement or instrument to which JCPR is a party or by which the Trust or JCPR is bound or to which any of the property of JCPR is subject.

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            (viii) The Certificates, the Receivables Purchase Agreement and the
     Pooling and Servicing Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

            (ix) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act and the Trust is not, and the issuance and sale of the Certificates in the manner contemplated by the Pooling and Servicing Agreement and the Underwriting Agreement will not cause the Trust to be, required to be registered under the Investment Company Act.

            (x) The Registration Statement has become effective under the Act, the filing of the Prospectus pursuant to Rule 424(b) thereunder has been made and, to the best of such counsel's knowledge, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or threatened under the Act.

            (xi) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except as to the financial data contained therein, as to which such counsel need not express any opinion).

            (xii) Such counsel does not know of any pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator against JCPR or the Trust which would be required to be disclosed in the Registration Statement or Prospectus and which is not disclosed therein.

            (xiii) Such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

        In passing on the Registration Statement and the Prospectus, such counsel may assume the correctness and completeness of the statements made or included therein by JCPR and may take no responsibility therefor except as specified

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in paragraph (viii) above and except insofar as such statements relate to such counsel. However, in the course of the preparation by JCPR of the Registration Statement, such opinion shall state that such counsel had conferences with certain officers of JCPR and such counsel's discussions in the above-mentioned conferences did not disclose to such counsel any information that gave such counsel reason to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except in each case as to the financial data included therein, as to which such counsel need not express any opinion).

        In rendering such opinion counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware (as to its General Corporation Law) and the United States, to the extent deemed proper and stated in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to you and your counsel, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Trust, JCPR, JCPenney and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto.

        (d) On or prior to the date of this Agreement, KPMG Peat Marwick, independent certified public accountants for JCPenney and JCPR, shall have furnished to the Underwriters a letter or letters, dated as of the date of this Agreement, in form and substance satisfactory to the Representative and counsel for the Underwriters, (i) confirming that they are certified independent public accountants within the meaning of the Act and the applicable published Rules and Regulations, (ii) stating in effect that they have performed certain specified procedures as a result of which they have determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Trust, JCPenney and JCPR) set forth in the Registration Statement and the Prospectus (and any supplement thereto), including the information set forth under the captions "JCPENNEY'S CREDIT CARD BUSINESS", "THE ACCOUNTS", "MATURITY ASSUMPTIONS" AND "RECEIVABLE YIELD CONSIDERATIONS" in the Prospectus, agrees with the accounting records of the Trust, JCPenney and JCPR, excluding any questions of legal interpretation, and (iii)(a) in their opinion, the consolidated

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financial statements and schedules covered by their opinion therein comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and (b) on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest unaudited consolidated condensed financial statements of JCPenney and its consolidated subsidiaries and certain other specified means, nothing has come to their attention that would cause them to believe that such unaudited consolidated condensed financial statements (A) do not comply in form in all material respects with the applicable accounting requirements of the Exchange Act or (B) are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements and certain other matters.

        (e) The Underwriters shall have received from KPMG Peat Marwick, a letter, dated as of the Closing Date, in form and substance satisfactory to the Representative and counsel for the Underwriters, to the effect that confirms the items stated by them in clauses (i) and (iii) of paragraph (d) of this Section 6.

        (f) The Underwriters shall receive evidence satisfactory to the Representative and counsel for the Underwriters that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the offices of the Secretaries of State of Texas and such other jurisdictions as its counsel deems appropriate reflecting the interest of the Trust in the Receivables now existing and hereafter created in the Accounts, all monies due and to become due with respect thereto, all proceeds thereof and Insurance Proceeds relating thereto, and all of JCPR's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement.

        (g) The Underwriters shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, stating in effect that the Certificates would be treated as debt of JCPR for Federal income tax purposes.

        (h) The Underwriters shall have received from Donohoe, Jameson & Carroll, P.C., special counsel to JCPR and JCPenney, a favorable opinion, dated the Closing Date and satisfactory in form to the Representative and counsel for the Underwriters to the effect that:

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            (i)  If the Pooling and Servicing Agreement and the Receivables
     Purchase Agreement constitute a valid transfer of all right, title and interest of JCPR in, to and under the Receivables existing at the Closing Date and thereafter created in the Accounts designated therein and, when added pursuant to Section 2.6(c) of the Pooling and Servicing Agreement and designated in a transfer agreement in the form of Exhibit E to the Pooling and Servicing Agreement, the Additional Accounts designated therein, all monies due or to become due with respect thereto, all proceeds thereof and Insurance Proceeds relating thereto and all of JCPR's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement, then, assuming the accuracy of the Uniform Commercial Code searches and the officer's certificates of JCPR and JCPenney, the Trustee will acquire all right, title and interest of JCPR in each such item free and clear of any Lien or interest of any person claiming through or under JCPR except for (i) Liens permitted under Section 2.5(b) of the Pooling and Servicing Agreement and (ii) the rights of others as specified in paragraph (ii) below.

            (ii) If the Pooling and Servicing Agreement and the Receivables Purchase Agreement do not constitute a valid transfer of all right, title and interest of JCPR in, to and under the Receivables existing at the Closing Date and thereafter created in the Accounts designated therein and, when added pursuant to Section 2.6(c) of the Pooling and Servicing Agreement and designated in a transfer agreement in the form of Exhibit E to the Pooling and Servicing Agreement, the Additional Accounts designated therein, all monies due or to become due with respect thereto, all proceeds thereof and Insurance Proceeds relating thereto and all of JCPR's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement, then the Pooling and Servicing Agreement and the Receivables Purchase Agreement create a valid security interest in favor of the Trustee, for the benefit of the holders of the Certificates, in each such item and, based upon the UCC-1 financing statements having been filed, assuming the due and proper filing thereof in the filing offices specified in such opinion, and assuming the accuracy and completeness of the Uniform Commercial Code searches and the officer's certificates of JCPR and JCPenney, create a first priority perfected security interest in each such item, except Liens permitted by Section 2.5(b) of the Pooling and Servicing Agreement. Such counsel need not express any opinion, however, as to JCPenney's, JCPR's or the Trustee's title to the Receivables or with respect to the following possible interests or rights in the Receivables or limitations on such security interest: (a) security interests for the perfection of which no filing is required under Section 9.302(a) of the Uniform Commercial Code; (b) security interests afforded temporary perfection status without filing under Section 9.312 of the Uniform Commercial Code; (c) the perfection of security interests in proceeds to the extent that the same ceases in accordance with or under the circumstances specified in Section 9.306 of the Uniform Commercial Code; (d) security interests, liens, transactions or rights not governed by the Uniform Commercial Code, or, absent compliance with the Federal Assignment of Claims Act, in respect of Receivables arising under contracts with the United States government; (e) the priority of any security interest as against any claim or lien in favor of the United States government or any agency or instrumentality thereof (including, without limitation, Federal tax liens or liens under the Employee Retirement Income Security Act of 1974, as amended); (f) rights and interests of any lien creditors which have instituted proceedings for attachment, execution or other action against the Receivables in the Accounts prior to the Closing Date; (g) any prior security interests in the Receivables in the Accounts which have been improperly filed; and (h) in the event of the filing of a bankruptcy petition with respect to JCPR, any liens on after-acquired property of JCPR created by the Pooling and Servicing Agreement will be subject to Section 552 of the United States Bankruptcy Code.

            (iii) Except for the filing of continuation statements pursuant to
     Section 9.403 of the Uniform Commercial Code with respect to the UCC-1 financing statements, no additional Uniform Commercial Code filing is necessary to maintain the perfection of the security interest of the Trustee in all right, title and interest of JCPR in, to, and under the Receivables existing at the Closing Date and thereafter created in the Accounts designated in the Pooling and Servicing Agreement and, when added pursuant to Section 2.6(c) of the Pooling and Servicing Agreement and designated in a transfer agreement in the form of Exhibit E to the Pooling and Servicing Agreement, the Additional Accounts designated therein, all monies due or to become due with respect thereto, all proceeds thereof (including Insurance Proceeds relating thereto) and all of JCPR's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement against third parties.

        In passing on the Registration Statement and the Prospectus, such counsel may assume the correctness and completeness of the statements made or included therein by JCPR and may take no responsibility therefor except insofar as such statements relate to such counsel.

        Such counsel shall deliver, or cause to be delivered, to the Underwriters such additional opinions addressing the transfers or grantings of security interests by JCPR to the Trustee effected by the Pooling and Servicing Agreement as may be required by each Rating Agency rating the Certificates.

        In rendering such opinion counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas, the State of Delaware (as to its General Corporation Law) and the United States, to the extent deemed proper and stated in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to you and your counsel, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Trust, JCPR, JCPenney and public officials. References to the Prospectus in this paragraph (h) include any supplements thereto.

        (i) The Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the organization of JCPR, the validity of the Certificates, the Registration Statement, the Prospectus and other related matters as you may require, and JCPR shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

        (j) The Underwriters shall have received a certificate, dated the Closing Date, of the President and a principal financial or accounting officer of JCPR in which each such officer, to the best of his or her knowledge after reasonable investigation, shall state that the representations and warranties of JCPR in this Agreement are true and correct in all material respects on and as of the Closing Date, that JCPR has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, the representa-tions and warranties of JCPR in the Pooling and Servicing Agreement are true and correct as of the dates specified in the Pooling and Servicing Agreement, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and that the Prospectus has been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations.

        (k) The Underwriters shall have received an opinion of C. R. Lotter, Executive Vice President, Secretary and General Counsel of JCPenney, addressed to the Underwriter, dated the Closing Date and satisfactory in form to the Representative and counsel for the Underwriters to the effect that:

           (i) JCPenney has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the performance of its obligations under this Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement would require such qualification.

           (ii) This Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement have been duly authorized, executed and delivered by JCPenney.

           (iii) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the execution, delivery and performance by JCPenney of this Agreement, the Pooling and Servicing Agreement or the Receivables Purchase Agreement, except such as may be required under the Act or state blue sky laws.

           (iv) The execution and delivery of this Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement, and the consummation of the transactions contemplated thereby and the fulfillment by JCPenney of the terms thereof, will not result in a breach or violation of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over JCPenney or any of its property, the Restated Certificate of Incorporation or Bylaws of JCPenney or any material agreement or instrument to which JCPenney is a party or by which JCPenney is bound or to which any of the property of JCPenney is subject.

        (l) The Underwriters shall have received an opinion of Kramer, Levin, Naftalis & Frankel LLP, counsel to the Trustee, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters to the effect that:

            (i) The Trustee is a banking corporation validly existing and in good standing under the laws of the State of New York with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Pooling and Servicing Agreement.

            (ii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee, and, assuming that such agreement is a legally effective and enforceable obligation of each of the other parties thereto, constitutes the legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforceability thereof may be (a) limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws of general applicability affecting the enforceability of creditors' rights generally and (b) subject to general principles of equity (regardless of whether considered in proceedings in equity or at law) as well as concepts of reasonableness, good faith and fair dealing.

            (iii) The certificates representing the Certificates have been duly authenticated by the Trustee under the Pooling and Servicing Agreement.

            (iv) Neither the execution nor the delivery by the Trustee of the Pooling and Servicing Agreement nor the consummation of any of the transactions by the Trustee contemplated under any provision thereof requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing Federal or New York law governing the banking or trust powers of the Trustee.

        (m) The Underwriter shall have received evidence satisfactory to the Underwriter that the Certificates shall be rated AAA by Standard & Poor's and/or Aaa by Moody's.

     7. Indemnification and Contribution.

        (a) JCPR and JCPenney will jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) JCPR and JCPenney will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to JCPR by any Underwriter for use therein and (ii) the indemnity agreements contained in this paragraph (a) with respect to any such related preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of the Certificates to any person asserting any such losses, claims, damages, liabilities or expenses a copy of the Prospectus (or the Prospectus as so amended or supplemented) was not sent or delivered to such person and the untrue statement of a material fact contained in such related preliminary prospectus was corrected in the Prospectus (or the Prospectus as so amended or supplemented). This indemnity agreement will be in addition to any liability which JCPR or JCPenney may otherwise have.

        (b) Each Underwriter will indemnify and hold harmless JCPR and JCPenney, each of their directors, each of their officers who have signed the Registration Statement and each person, if any, who controls JCPR or JCPenney within the meaning of the Act, against any losses, claims, damages or liabilities to which JCPR or JCPenney or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to JCPR by such Underwriter for use therein; and will reimburse any legal or other expenses reasonably incurred by JCPR or JCPenney or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

        (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there has been a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

        (d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Certificates (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. JCPR, JCPenney and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. Neither an Underwriter nor any person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Certificates purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Certificates hereunder and the aggregate principal amount of the Certificates which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Certificates, the Representative may make arrangements satisfactory to JCPR for the purchase of such Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Certificates which such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Certificates with respect to which such default or defaults occur is more than 10% of the total principal amount of the Certificates and arrangements satisfactory to the Representative and JCPR for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or JCPR, except as provided in Section 9 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of JCPR, JCPenney and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, JCPR or JCPenney or any of their respective officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriters pursuant to this Agreement is not consummated, JCPR shall remain responsible for the expenses to be paid or reimbursed by JCPR pursuant to
Section 5 and the respective obligations of JCPR, JCPenney and the Underwriters pursuant to Section 7 shall remain in effect. If for any reason the purchase of the Certificates by the Underwriters is not consummated other than solely because of the occurrence of any event specified in clauses (iii), (iv) or (v) of Section 6(b), JCPR and JCPenney will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursement of counsel) reasonably incurred by them in connection with the offering of the Certificates.

    10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention: Michael B. Raynes, and if sent to JCPR or JCPenney as the case may be will be mailed, delivered or telegraphed and confirmed to JCPR, 6501 Legacy Drive, Mail Stop 1318, Plano, Texas 75024, Attention: President and to JCPenney, 6501 Legacy Drive, Plano, Texas 75024, Attention: Treasurer.

    11. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

    12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among JCPR, JCPenney and the Underwriters in accordance with its terms.

                                        Very truly yours,

                                        JCP RECEIVABLES, INC.


                                        By
                                          -------------------------------------
                                          Name:  C. A. Walther
                                          Title: President


                                        J. C. PENNEY COMPANY, INC.


                                        By
                                          -------------------------------------
                                          Name:  R. B. Cavanaugh
                                          Title: Vice President and Treasurer

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
As Representative of the Underwriters
 named in Schedule A hereto


By
  -------------------------------------
  Name:  Michael B. Raynes
  Title: Director

                                  SCHEDULE A

                                 UNDERWRITERS

               $650,000,000 aggregate principal amount of 5.50%
                  Class A Asset Backed Certificates, Series E

            Underwriter                                 Principal Amount
            -----------                                 ----------------

Credit Suisse First Boston Corporation...................  $455,000,000

Bear, Stearns & Co. Inc. ................................    97,500,000

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated............................................    97,500 000

                                  SCHEDULE B

                        FORM OF SERVICER'S CERTIFICATE


CREDIT SUISSE FIRST BOSTON CORPORATION
As Representative of the Underwriters
Eleven Madison Avenue
New York, New York  10010

Attention:

     Re: Pooling and Servicing Agreement dated as of September 5, 1988, as amended as of October 15, 1997, as supplemented by the Series E Supplement, dated as of November 25, 1998 (together, the "Pooling and Servicing Agreement") among JCP Receivables, Inc., J. C. Penney Company, Inc. and The Fuji Bank and Trust Company, as Trustee
          ---------------------------------------------------------------------

                 Determination Date to which this Certificate
                          relates:  __________, ____

                   Applicable Record Date:  __________, ____

        1. The undersigned Servicing Officer does hereby certify that the Pool Factor is ____________________________.

        2. Capitalized terms used in this Certificate shall have the same meanings as in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, I have hereunto set my hand as of the above-referenced Determination Date.

                                        J. C. PENNEY COMPANY, INC.,
                                               as Servicer


                                        By
                                          -------------------------------------
                                                   Servicing Officer